Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan
Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128379) of Beacon Roofing Supply, Inc. of our report dated June 17, 2022, relating to the financial statements of Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 22, 2023